EXHIBIT 10.12

AMENDMENT TO MGM MIRAGE FREESTANDING STOCK APPRECIATION

RIGHT AGREEMENT

This Amendment (this “Amendment”) is made and entered into as of June 30, 2011, between Daniel J. D’Arrigo (the “Employee”) and MGM Resorts International (formerly MGM MIRAGE), a Delaware corporation (the “Company”).

WHEREAS, on each of (i) October 6, 2008, (ii) October 5, 2009 and (iii) October 4, 2010 the Company granted a SAR (as defined in the October 6, 2008 SAR Agreement, the October 5, 2009 SAR Agreement or the October 4, 2010 SAR Agreement (each, as defined below), as applicable) to the Employee under the Company’s Amended and Restated 2005 Omnibus Incentive Plan (the “Incentive Plan”) and a Freestanding Stock Appreciation Right Agreement (the “October 6, 2008 SAR Agreement,” the “October 5, 2009 SAR Agreement” or the “October 4, 2010 SAR Agreement,” as applicable, and collectively, the “SAR Agreements”);

WHEREAS, on the date of grant of each SAR, the Employee had previously entered into that certain Employment Agreement entered into as of September 10, 2007, by and between MGM Mirage and the Employee, as amended effective as of January 1, 2009 (the “Employment Agreement”) which contained certain terms relating to SARs;

WHEREAS, the Company has determined that the SAR Agreements did not reflect the Company’s intent with respect to the treatment of the SARs upon certain terminations of employment of the Employee; and

WHEREAS, the Company and the Employee desire to modify the terms of the SARs by amending the SAR Agreements;

NOW THEREFORE, the Company hereby amends the SAR Agreements as follows:

1. A new Section shall be added to the SAR Agreements as the last Section appearing prior to the signature page of the SAR Agreements which shall read as follows:

“Other Vesting; Additional Exercise Period. Notwithstanding anything to the contrary contained in this Agreement, the Employment Agreement entered into as of September 10, 2007, by and between MGM Mirage and the Participant, as amended effective as of January 1, 2009 (the “Employment Agreement”) or otherwise, with respect to any continued vesting and exerciseability of the SAR which the Participant may be eligible to receive under Section 10 of the Employment Agreement that is determined, in whole or in part, by reference to a period of inactive status (including, without limitation, during the term of an expired or superseded agreement, as applicable), the continued vesting and exercise period shall be determined, in whole or in part, as applicable, by reference to a period of inactive status, if any, as provided under the Participant’s employment agreement with the Company or any of its affiliates (including, without limitation, any

Parent or Subsidiary) in effect as of the applicable date of determination; provided, that such period shall in no event exceed the term of the SAR as set forth in Section 3.1.A of this Agreement.”

2. Except as specifically amended hereby, the SAR Agreements shall remain in full force and effect as originally executed.

3. This Amendment may be signed in counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

IN WITNESS WHEREOF, this Amendment to MGM Mirage Freestanding Stock Appreciation Right Agreements is hereby executed in Las Vegas, Nevada to be effective as of the date set forth above.

MGM RESORTS INTERNATIONAL

By:	/s/ John M. McManus
	Name:	John M. McManus
	Title:	Executive Vice President, General Counsel & Secretary

AMENDMENT TO DANIEL J. D’ARRIGO SAR AGREEMENT COVERING OCTOBER 6, 2008, OCTOBER 5, 2009 AND OCTOBER 4, 2010

SAR GRANTS

IN WITNESS WHEREOF, this Amendment to MGM Mirage Freestanding Stock Appreciation Right Agreements is hereby executed in Las Vegas, Nevada to be effective as of the date set forth above.

/s/ Daniel J. D’Arrigo
Daniel J. D’Arrigo

AMENDMENT TO DANIEL J. D’ARRIGO SAR AGREEMENT COVERING OCTOBER 6, 2008, OCTOBER 5, 2009 AND OCTOBER 4, 2010

SAR GRANTS